UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023 (April 17, 2023)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street

Thornton, CO 80241

(Address of principal executive offices)

(720) 872-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 17, 2023, Ascent Solar Technologies, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Flisom AG, a leading developer and manufacturer of photovoltaic thin film solar cells (“Seller”), pursuant to which, among other things, the Company purchased certain assets relating to thin-film photovoltaic manufacture and production from Seller (collectively, the “Assets”), including (i) certain manufacturing equipment located at Seller’s Niederhasli, Switzerland facility (the “Manufacturing Facility”) and (ii) related inventory and raw materials at the Manufacturing Facility (collectively, the “Transaction”). In connection with the Transaction, the Company also received a license to certain intellectual property rights used in the operation of the Assets and will also acquire, by operation of Swiss law, the employment contracts of certain employees of Seller in Switzerland who are functionally predominantly working with the Assets, subject to such employees being offered the right to remain employed by Seller after the closing of the Transaction (the “Closing”). The total consideration paid by the Company to Seller in connection with the Transaction was an aggregate amount in cash equal to $2,800,000.

The Asset Purchase Agreement contains certain representations, warranties and covenants of the Company and Seller, along with provisions providing for indemnification in the event of a breach of any representation, warranty or covenant. The Closing, which was subject to, among other things, delivery of customary documentation and approval by a committee comprised of disinterested and independent members of the Company’s Board of Directors, occurred concurrently with the signing of the Asset Purchase Agreement.

Ancillary Agreements

At the Closing, the Company and Seller also entered into (i) a Transition Services Agreement requiring that Seller provide transition support for the Company’s operation of the Assets, with fees to be due and payable by the Company for performance of such support services, (ii) a Sublease Agreement related to the Company’s use of the premises at the Manufacturing Facility where the Assets are located (the “Sublease Agreement”), and (iii) a Technology License Agreement, pursuant to which Seller granted the Company a revocable, non-exclusive license to certain intellectual property rights of the Seller used in the operation of the Assets (the “Licensed IP”), subject to certain encumbrances on the Licensed IP in favor of Seller’s lender.

The Company and Seller also intend to enter into, as promptly as practicable following the Closing, a Subcontractor Agreement (the “Subcontractor Agreement”), pursuant to which the Company will agree to manufacture the photovoltaic cells necessary to fulfill certain outstanding supply agreement obligations between the Seller and one of its significant customers, in exchange for the Company receiving the incoming proceeds from the fulfillment of the supply arrangement.

Letter Agreement

On April 20, 2023, the Company entered into a letter agreement (the “Letter Agreement”) with FL1 Holding GmbH, a German company (“FL1”) that is affiliated with BD 1 Investment Holding, LLC (“BD1”), an affiliate of the Company, BD1 and BD Vermögensverwaltung GmbH (“BD”), the parent entity of FL1 (collectively, the “Affiliates”), in connection with the prospective acquisition by FL1 of substantially all shares in Seller following the Closing, subject to the satisfaction of certain terms and conditions. Pursuant to the Letter Agreement, among other things, FL1 and one or more of the Affiliates agreed, on behalf of itself and its affiliates (i) to certain noncompetition and nonsolicitation obligations with respect to the Company and the Assets, including certain prospective customers of the products produced using the Assets, for a period of five (5) years from the Closing, subject to certain exceptions, (ii) to cause Seller to use certain of its intellectual property rights for limited internal purposes until such time as a joint collaboration agreement is entered into after the Closing among Seller, the Company and certain other affiliates of FL1 related to the licensing and use of such intellectual property, and otherwise not to dispose of or fail to maintain such intellectual property, (iii) to reimburse the Company for certain pre-Closing liabilities of Seller to the extent incurred by the Company following the closing of the Transaction; and (iv) to indemnify the Company for breaches of certain representations, warranties and covenants relating to the Assets.

Pursuant to the Letter Agreement, each of BD and BD1 have also agreed that (1) it and its affiliates will not offer to acquire or acquire, by merger, tender offer or otherwise, all or substantially all of the outstanding shares of capital stock of the Company not beneficially owned by BD and its affiliates, without the approval of a committee comprised of disinterested and independent members of the Company’s Board of Directors and the affirmative vote of a majority of the voting power of outstanding shares of the Company not beneficially owned by BD and its affiliates; (2) BD and its affiliates will not transfer any shares of the Company’s capital stock beneficially owned by them unless the transferee agrees in writing to be bound by the foregoing restriction; and (3) each of them will stand behind the obligations of FL1 pursuant to the Letter Agreement.

The Letter Agreement also grants the Company the option, but not the obligation, (i) to purchase certain intellectual property rights of Seller relating to thin-film photovoltaic manufacture and production for $2,000,000 following the release of certain liens on such intellectual property rights in favor of Seller’s lender, and (ii) for a period of 12 months following the Closing, to resell the Assets to FL1 for an aggregate amount equal to $5,000,000, with such transaction to close within 90 days following the exercise of the Company’s resale right.

The foregoing descriptions of the Asset Purchase Agreement, the Transition Services Agreement, the Sublease Agreement, the Technology License Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by the full text of the Asset Purchase Agreement, the Transition Services Agreement, the Sublease Agreement, the Technology License Agreement and the Letter Agreement which are filed as Exhibits 2.1 and 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, including statements regarding the Asset Purchase Agreement, the Transition Services Agreement, the Sublease Agreement, the Technology License Agreement, the Letter Agreement and the Subcontractor Agreement, and the Company’s business strategy and expectations with respect to the Assets, Licensed IP, and the obligations set forth in the Letter Agreement. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements, including uncertainty as to timing of the completion of the Subcontractor Agreement on the terms contemplated or at all, the timing or completion of FL1’s prospective acquisition of Seller on the terms contemplated or at all and the operation of the Assets and intellectual property license by the Company after the Closing in the manner contemplated by the Company. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company’s filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of April 17, 2023
10.1	Transition Services Agreement, dated as of April 17, 2023
10.2	Sublease Agreement, dated as of April 17, 2023
10.3	Technology License Agreement, dated as of April 17, 2023
10.4	Letter Agreement, dated as of April 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 21, 2023	By:	/s/ Paul Warley
		Name:	Paul Warley
		Title:	Chief Financial Officer

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